Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER 2011 RESULTS

FOURTH QUARTER HIGHLIGHTS

•	Fourth quarter adjusted diluted earnings per share (EPS) totaled $0.46, a 31 percent increase over prior year adjusted results;

•	Fourth quarter worldwide comparable systemwide REVPAR rose 6.3 percent using actual dollars. Average daily rate rose 3.7 percent using actual dollars;

•

At year-end, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 110,000 rooms, including over 52,000 rooms outside North America;

•	Over 6,900 rooms opened during the quarter, including over 1,800 rooms converted from competitor brands and nearly 3,500 rooms in international markets;

•	For full year 2011, Marriott repurchased 43.4 million shares of the company’s common stock for $1.4 billion;

•	For full year 2012, Marriott expects comparable systemwide REVPAR on a constant dollar basis to increase 5 to 7 percent in North America, outside North America and worldwide.

•	At year-end 2011, group revenue bookings for 2012 North American comparable Marriott Hotels & Resorts properties were 9 percent higher than group revenue bookings at year-end 2010 for stays in 2011.

BETHESDA, MD – February 15, 2012 - Marriott International, Inc. (NYSE: MAR) today reported fourth quarter and full year 2011 results.

The company completed the spin-off of its Timeshare segment on November 21, 2011. Because of Marriott’s significant continuing involvement in the business after the spin-off through licensing and other agreements, Timeshare segment results for periods prior to the spin-off date continue to be included in the company’s historical financial results. However, to evaluate the performance of the company excluding the impact of the timeshare business, the company is adjusting results and previously provided guidance as if the spin-off had occurred on the first day of fiscal 2010. Timeshare spin-off adjustments include items such as the removal of timeshare business operating results and spin-off transaction costs, as well as the addition of license fees and other related items. See pages A-1 through A-6 for reported results, the timeshare spin-off adjustments and adjusted results.

FOURTH QUARTER 2011 RESULTS

Fourth quarter 2011 adjusted net income totaled $159 million, an 18 percent increase compared to fourth quarter 2010 adjusted net income. Adjusted diluted EPS totaled $0.46, a 31 percent increase from adjusted diluted EPS in the year-ago quarter. On October 5, 2011, the company forecasted fourth quarter diluted EPS of $0.45 to $0.50, which assumed the timeshare spin-off would occur at year-end 2011. Adjusting for the timeshare spin-off as if the spin-off had occurred the first day of fiscal 2010, the company’s guidance would have been $0.40 to $0.44 as shown on page A-18.

Reported net income totaled $141 million in the fourth quarter of 2011 compared to $173 million in the year-ago quarter. Reported diluted EPS was $0.41 in the fourth quarter of 2011 compared to $0.46 in the fourth quarter of 2010.

Adjusted net income and adjusted diluted EPS for the fourth quarter of 2011 exclude $14 million ($18 million after-tax and $0.05 per diluted share) of timeshare spin-off adjustments.

Adjusted net income and adjusted diluted EPS for the fourth quarter of 2010 exclude $22 million ($13 million after-tax and $0.04 per diluted share) of timeshare spin-off adjustments. Adjusted results for the fourth quarter of 2010 also exclude $25 million after-tax ($0.07 per diluted share) of impairment charges and certain tax items, including an $85 million ($0.22 per diluted share) non-cash benefit in the provision for income taxes.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “2011 was a great year. Occupancies and room rates improved at our hotels in most markets around the world. We increased our global hotel distribution and spun off our timeshare business as Marriott Vacations Worldwide Corporation, a new separately traded public company. Return on invested capital increased dramatically and meaningful top line growth in our lodging business helped drive base and franchise fees beyond their prior peak in 2008. Adjusted earnings per share was outstanding and we returned over $1.5 billion to our shareholders through share repurchases and dividends.

“Our system has never looked better. We opened 210 properties with nearly 32,000 rooms during the year, including 80 hotels flying our new AC Hotels by Marriott flag in Europe. With great momentum in international markets, the growth rate for our hotel rooms outside the U.S. was higher than within the U.S. The Autograph Collection made its debut in Europe adding nine properties, including the four spectacular Boscolo hotels. And our EDITION brand kicked into high gear with new hotel announcements, including the iconic Clock Tower building in New York. In total, our hotel development pipeline increased to over 110,000 rooms as we signed new management and franchise agreements for more than 320 hotels with over 50,000 rooms in 2011, most for hotels yet to open.

“We are bullish about the long-term growth prospects for both Marriott and the global lodging industry. With a growing middle class and rapid economic growth in many emerging markets, global demand is increasing steadily. In the U.S., supply growth remains modest. As a result, we expect revenue per available room to continue to improve in most markets. Marriott is well positioned to benefit from these global macro trends. Our products are high quality, our guest satisfaction is very high, and our brands are preferred by owners and franchisees. New hotel openings and renovations of existing hotels continue to energize our brands, and with new designs and services, we continue to find new ways to engage our guests. We expect 2012 to be an exciting year.”

For the 2011 fourth quarter, REVPAR for worldwide comparable systemwide properties increased 5.9 percent (a 6.3 percent increase using actual dollars). Excluding the Middle East and Japan markets, worldwide comparable systemwide REVPAR rose 6.2 percent (a 6.5 percent increase using actual dollars).

International comparable systemwide REVPAR rose 4.1 percent (a 5.9 percent increase using actual dollars), including a 4.5 percent increase in average daily rate (a 6.3 percent increase using actual dollars) in the fourth quarter of 2011. Excluding the Middle East and Japan markets, international comparable systemwide REVPAR increased 5.6 percent (a 6.9 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 6.4 percent in the fourth quarter of 2011, including a 3.2 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 5.8 percent with a 3.4 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 7.0 percent in the fourth quarter with a 3.4 percent increase in average daily rate.

Marriott added 40 new properties (6,925 rooms) to its worldwide lodging portfolio in the 2011 fourth quarter, including Shanghai Marriott City Centre, the Renaissance and Courtyard Doha City Center hotels and the Scrub Island Resort, Spa and Marina, an Autograph Collection hotel in the British Virgin Islands. Nine properties (1,946 rooms) exited the system during the quarter. At year-end, the company’s lodging group encompassed 3,718 properties and timeshare resorts for a total of 643,196 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 700 properties with over 110,000 rooms at year-end. During 2011, the company signed new management and franchise agreements for more than 320 hotels with over 50,000 rooms.

MARRIOTT ADJUSTED REVENUES totaled $3.4 billion in the 2011 fourth quarter compared to approximately $3.2 billion for the fourth quarter of 2010. Adjusted base management and franchise fees rose 9 percent to $346 million reflecting higher REVPAR and fees from new hotels. Incentive fees declined 1 percent reflecting lower incentive fees in the Middle East and continued weakness in the greater Washington, DC market. In the fourth quarter, 27 percent of worldwide company-managed hotels earned incentive management fees compared to 26 percent in the year-ago quarter.

Worldwide comparable company-operated house profit margins increased 60 basis points in the fourth quarter reflecting higher occupancy, rate increases and strong productivity. House profit margins for comparable company-operated properties outside North America increased 20 basis points and North American comparable company-operated house profit margins increased 100 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, increased $15 million in the 2011 fourth quarter, to $56 million, largely due to higher credit card and residential branding fee revenues and improved operating results at owned and leased hotels.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses for the 2011 fourth quarter increased 2 percent to $219 million, compared to adjusted expenses of $215 million in the year-ago quarter.

ADJUSTED GAINS AND OTHER INCOME totaled $1 million compared to $8 million in the year-ago quarter, primarily reflecting net gains on the sale of real estate in the 2010 fourth quarter.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

Adjusted EBITDA totaled $316 million in the 2011 fourth quarter, a 12 percent increase over 2010 fourth quarter adjusted EBITDA of $282 million. See pages A-12 for the EBITDA and adjusted EBITDA calculations.

FULL YEAR 2011 RESULTS

For the full year 2011, adjusted net income totaled $475 million, a 23 percent increase over full year 2010 adjusted net income. Adjusted diluted EPS totaled $1.31, an increase of 28 percent from adjusted diluted EPS a year ago.

Reported net income totaled $198 million for full year 2011 compared to reported net income of $458 million a year ago. Reported diluted EPS was $0.55 for 2011 compared to reported diluted EPS of $1.21 for 2010.

Adjusted net income and adjusted diluted EPS for full year 2011 exclude $300 million ($260 million after-tax and $0.72 per diluted share) of timeshare spin-off adjustments. Adjusted results for the full year 2011 also exclude $28 million pretax ($17 million after-tax and $0.05 per diluted share) of non-cash impairment and other charges.

Adjusted net income and adjusted diluted EPS for full year 2010 exclude $76 million ($47 million after-tax and $0.12 per diluted share) of timeshare spin-off adjustments. Adjusted results for full year 2010 also exclude $25 million after-tax ($0.07 per diluted share) of impairment charges and certain tax items, including an $85 million ($0.23 per diluted share) non-cash benefit in the provision for income taxes.

REVPAR for the company’s worldwide comparable systemwide properties increased 6.4 percent (a 7.1 percent increase using actual dollars) in 2011. Excluding the Middle East and Japan markets, worldwide comparable systemwide REVPAR rose 6.9 percent (a 7.4 percent increase using actual dollars).

International comparable systemwide REVPAR for 2011 increased 6.3 percent (a 9.6 percent increase using actual dollars), including a 0.9 percent increase in occupancy and a 4.9 percent increase in average daily rate (an 8.1 percent increase using actual dollars). Excluding the Middle East and Japan markets, international comparable systemwide REVPAR increased 8.9 percent (an 11.9 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 6.5 percent in 2011. REVPAR at the company’s comparable systemwide North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels) increased 5.8 percent with a 1.3 percent increase in occupancy and an average daily rate increase of 3.7 percent. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 7.0 percent with a 3.0 percent increase in average daily rate.

MARRIOTT ADJUSTED REVENUES totaled nearly $11.0 billion in 2011 compared to $10.2 billion in 2010. Total adjusted fees in 2011 were $1,307 million, an increase of 10 percent from the prior year. Stronger base management and franchise fees reflected the increase in worldwide

REVPAR and unit growth across the system. Incentive management fees increased 7 percent reflecting higher property-level profit due to worldwide REVPAR increases and continued cost control, as well as international unit growth. For full year 2011, 29 percent of company-operated hotels earned incentive management fees compared to 27 percent in the prior year. Approximately two-thirds of incentive management fees came from hotels outside North America in both 2011 and 2010.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $140 million in 2011 compared to $91 million in 2010. Results were primarily impacted by an increase in credit card and residential branding fees, stronger results at owned and leased hotels and an increase in termination fees net of property closing costs.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses in 2011 increased $50 million to $643 million, an 8 percent increase compared to adjusted expenses in 2010, largely due to higher compensation costs, higher costs associated with growth in international markets and a year-over-year increase in legal expenses.

ADJUSTED GAINS AND OTHER INCOME totaled $8 million in 2011 primarily reflecting net gains on the sale of real estate. Adjusted gains and other income of $15 million in 2010 included $13 million of net gains on the sale of real estate.

Adjusted EBITDA

Adjusted EBITDA totaled $992 million in 2011 compared to 2010 adjusted EBITDA of $885 million, a 12 percent increase. See pages A-13 for the EBITDA and adjusted EBITDA calculations.

BALANCE SHEET

At year-end 2011, total debt was $2,171 million and cash balances totaled $102 million, compared to $2,829 million in debt and $505 million of cash at year-end 2010. The $658 million decline in total debt from year-end 2010 primarily resulted from the spin-off of the Timeshare segment and the transfer of its non-recourse debt, which was partially offset by a $331 million increase in commercial paper borrowings.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate adjusted diluted EPS totaled 346.4 million in the 2011 fourth quarter compared to 382.0 million in the year-ago quarter.

The company repurchased 6.9 million shares of common stock in the fourth quarter at a cost of $200 million. For the full year 2011, the company repurchased 43.4 million shares of common stock at a cost of $1.4 billion. On February 10, 2012, the board of directors increased the company’s authorization to repurchase shares by 35 million shares to yield a total share authorization of 40.5 million shares.

FIRST QUARTER 2012 OUTLOOK

For the first quarter, the company expects comparable systemwide REVPAR on a constant dollar basis will increase 5 to 6 percent in North America, 4 to 5 percent outside North America and 5 to 6 percent worldwide.

2012 OUTLOOK

The company expects full year 2012 comparable systemwide REVPAR on a constant dollar basis will increase 5 to 7 percent in North America, outside North America and worldwide.

The company expects to open about 30,000 rooms in 2012 as most hotels expected to open are already under construction or undergoing conversion from other brands.

For 2012, assuming a strong U.S. dollar and modest fee revenue growth in hotels in Washington, DC, the company expects full year fee revenue could total $1,410 million to $1,450 million, growth of 8 to 11 percent over 2011 adjusted total fee revenue. The company expects owned, leased, corporate housing and other revenue, net of direct expense, could total $130 million to $140 million in 2012.

Compared to prior assumptions for 2012 operating profit provided by the company on October 5, 2011, expectations today reflect 2011 actual results and greater precision resulting from the property-level budgeting process completed in the fourth quarter.

The company estimates that, on a full year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $20 million pretax and owned, leased, corporate housing and other revenue, net of direct expense, by approximately $5 million pretax.

For 2012, the company expects general, administrative and other expenses to total $660 million to $670 million, an increase of 3 to 4 percent over 2011 adjusted expenses of $643 million.

Given these assumptions, 2012 diluted EPS could total $1.52 to $1.64.

	First Quarter 2012	Full Year 2012

Total fee revenue	$295 million to $305 million	$1,410 million to $1,450 million

Owned, leased, corporate housing and other revenue, net of direct expenses	$20 million to $25 million	$130 million to $140 million

General, administrative and other expenses	$150 million to $155 million	$660 million to $670 million

Operating income	$160 million to $180 million	$870 million to $930 million

Gains and other income	Approx $2 million	Approx $10 million

Net interest expense[1]	Approx $25 million	Approx $105 million

Equity in earnings (losses)	Approx $(5) million	Approx $(5) million

Earnings per share	$0.26 to $0.30	$1.52 to $1.64

Tax rate		33.0 percent

[1]	Net of interest income

The company expects investment spending in 2012 will total approximately $550 million to $750 million, including $50 million to $100 million for maintenance capital spending. Investment spending will also include other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming additional investment opportunities do not appear, roughly $1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, full year 2012 EBITDA is expected to total $1,090 million to $1,150 million, a 10 to 16 percent increase over the prior year’s adjusted EBITDA. Adjusted EBITDA for full year 2011 totaled $992 million and is shown on page
A-13.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 16, 2012 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 16, 2013.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 42170477. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 16, 2012 until 8 p.m. ET, Thursday, February 23, 2012. To access the replay, call 706-645-9291. The reservation number for the recording is 42170477.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K or quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 15, 2012. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with over 3,700 lodging properties in 73 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, EDITION, Autograph Collection, Renaissance, AC Hotels by Marriott, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn & Suites, SpringHill Suites and Bulgari brand names; licenses the development and operation of vacation ownership resorts under the Marriott Vacation Club and Grand Residences by Marriott brands and licenses the development of The Ritz-Carlton Destination Club brand to the newly independent Marriott Vacations Worldwide Corporation; licenses and manages whole-ownership residential brands, including The Ritz-Carlton

Residences, JW Marriott Residences and Marriott Residences; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA, and had approximately 120,000 employees at 2011 year-end. It is ranked by FORTUNE as the lodging industry’s most admired company and one of the best companies to work for. In fiscal year 2011, Marriott International reported revenues of over $12 billion. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 4, 2011

TABLE OF CONTENTS

Consolidated Statements of Income	A-1

Consolidated Statements of Income for Prior Periods	A-3

Total Lodging Products	A-7

Key Lodging Statistics	A-8

EBITDA and Adjusted EBITDA	A-12

EBITDA and Adjusted EBITDA for Prior Periods	A-14

EBITDA and Adjusted EBITDA Forecast	A-17

Fourth Quarter 2011 Guidance Adjusted for the Impact of the Timeshare Spin-off	A-18

Adjusted Pretax Margin Excluding Adjusted Reimbursed Costs	A-19

Adjusted 2007 EPS Excluding the Timeshare Segment and Including the Timeshare License Fee	A-20

Non-GAAP Financial Measures	A-21

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

FOURTH QUARTER 2011 AND 2010

(in millions, except per share amounts)

	As Reported 16 Weeks Ended December 30, 2011	Timeshare Spin-off Adjustments[10]	As Adjusted 16 Weeks Ended December 30, 2011 **	As Reported 16 Weeks Ended December 31, 2010	Timeshare Spin-off Adjustments[10]	Other Charges and Certain Tax Items	As Adjusted 16 Weeks Ended December 31, 2010 **	Percent Better (Worse) Adjusted 2011 vs. Adjusted 2010
REVENUES
Base management fees	$183	$(12)	$171	$178	$(18)	$—	$160	7
Franchise fees	159	16	175	136	20	—	156	12
Incentive management fees	74	—	74	75	—	—	75	(1)
Owned, leased, corporate housing and other revenue [1]	356	—	356	342	—	—	342	4
Timeshare sales and services [2]	238	(238)	—	372	(372)	—	—	—
Cost reimbursements [3]	2,683	(58)	2,625	2,539	(78)	—	2,461	7

Total Revenues	3,693	(292)	3,401	3,642	(448)	—	3,194	6
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	300	—	300	301	—	—	301	—
Timeshare - direct	209	(209)	—	329	(329)	—	—	—
Timeshare strategy - impairment charges [5]	—	—	—	—	—	—	—	—
Reimbursed costs	2,683	(58)	2,625	2,539	(78)	—	2,461	(7)
General, administrative and other [6]	254	(35)	219	351	(38)	(98)	215	(2)

Total Expenses	3,446	(302)	3,144	3,520	(445)	(98)	2,977	(6)

OPERATING INCOME (LOSS)	247	10	257	122	(3)	98	217	18
Gains (losses) and other income [7]	4	(3)	1	28	(20)	—	8	(88)
Interest expense	(47)	5	(42)	(50)	11	—	(39)	(8)
Interest income	5	2	7	8	3	—	11	(36)
Equity in (losses) earnings [8]	(7)	—	(7)	2	(13)	—	(11)	36

INCOME (LOSS) BEFORE INCOME TAXES	202	14	216	110	(22)	98	186	16
(Provision) benefit for income taxes	(61)	4	(57)	63	9	(123)	(51)	(12)

NET INCOME (LOSS)	$141	$18	$159	$173	$(13)	$(25)	$135	18

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share [9]	$0.42	$0.05	$0.47	$0.48	$(0.04)	$(0.07)	$0.37	27

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share [9]	$0.41	$0.05	$0.46	$0.46	$(0.04)	$(0.07)	$0.35	31

Basic Shares	335.6	335.6	335.6	365.6	365.6	365.6	365.6
Diluted Shares	346.4	346.4	346.4	382.0	382.0	382.0	382.0

See page A-6 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

FULL YEAR 2011 AND 2010

(in millions, except per share amounts)

	As Reported 52 Weeks Ended December 30, 2011	Timeshare Spin-off Adjustments[10]	Other Charges and Certain Tax Items	As Adjusted 52 Weeks Ended December 30, 2011 **	As Reported 52 Weeks Ended December 31, 2010	Timeshare Spin-off Adjustments[10]	Other Charges and Certain Tax Items	As Adjusted 52 Weeks Ended December 31, 2010 **	Percent Better (Worse) Adjusted 2011 vs. Adjusted 2010
REVENUES
Base management fees	$602	$(56)	$—	$546	$562	$(60)	$—	$502	9
Franchise fees	506	60	—	566	441	64	—	505	12
Incentive management fees	195	—	—	195	182	—	—	182	7
Owned, leased, corporate housing and other revenue [1]	1,083	—	—	1,083	1,046	—	—	1,046	4
Timeshare sales and services [2]	1,088	(1,088)	—	—	1,221	(1,221)	—	—	—
Cost reimbursements [3]	8,843	(268)	—	8,575	8,239	(251)	—	7,988	7

Total Revenues	12,317	(1,352)	—	10,965	11,691	(1,468)	—	10,223	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	943	—	—	943	955	—	—	955	1
Timeshare - direct	929	(929)	—	—	1,022	(1,022)	—	—	—
Timeshare strategy - impairment charges [5]	324	(324)	—	—	—	—	—	—	—
Reimbursed costs	8,843	(268)	—	8,575	8,239	(251)	—	7,988	(7)
General, administrative and other [6]	752	(99)	(10)	643	780	(89)	(98)	593	(8)

Total Expenses	11,791	(1,620)	(10)	10,161	10,996	(1,362)	(98)	9,536	(7)

OPERATING INCOME (LOSS)	526	268	10	804	695	(106)	98	687	17
(Losses) gains and other income [7]	(7)	(3)	18	8	35	(20)	—	15	(47)
Interest expense	(164)	29	—	(135)	(180)	43	—	(137)	1
Interest income	14	10	—	24	19	10	—	29	(17)
Equity in losses [8]	(13)	(4)	—	(17)	(18)	(3)	—	(21)	19

INCOME (LOSS) BEFORE INCOME TAXES	356	300	28	684	551	(76)	98	573	19
(Provision) benefit for income taxes	(158)	(40)	(11)	(209)	(93)	29	(123)	(187)	(12)

NET INCOME (LOSS)	$198	$260	$17	$475	$458	$(47)	$(25)	$386	23

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share [9]	$0.56	$0.74	$0.05	$1.36	$1.26	$(0.13)	$(0.07)	$1.07	27

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share [9]	$0.55	$0.72	$0.05	$1.31	$1.21	$(0.12)	$(0.07)	$1.02	28

Basic Shares	350.1	350.1	350.1	350.1	362.8	362.8	362.8	362.8
Diluted Shares	362.3	362.3	362.3	362.3	378.3	378.3	378.3	378.3

See page A-6 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

FIRST QUARTER 2011 AND 2010

(in millions, except per share amounts)

	As Reported 12 Weeks Ended March 25, 2011	Timeshare Spin-off Adjustments[10]	As Adjusted 12 Weeks Ended March 25, 2011 **	As Reported 12 Weeks Ended March 26, 2010	Timeshare Spin-off Adjustments[10]	As Adjusted 12 Weeks Ended March 26, 2010 **	Percent Better (Worse) Adjusted 2011 vs. Adjusted 2010
REVENUES
Base management fees	$134	$(14)	$120	$125	$(14)	$111	8
Franchise fees	103	14	117	91	14	105	11
Incentive management fees	42	—	42	40	—	40	5
Owned, leased, corporate housing and other revenue [1]	224	—	224	229	—	229	(2)
Timeshare sales and services [2]	276	(276)	—	285	(285)	—	—
Cost reimbursements [3]	1,999	(62)	1,937	1,860	(57)	1,803	7

Total Revenues	2,778	(338)	2,440	2,630	(342)	2,288	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	204	—	204	217	—	217	6
Timeshare - direct	225	(225)	—	235	(235)	—	—
Timeshare strategy - impairment charges [5]	—	—	—	—	—	—	—
Reimbursed costs	1,999	(62)	1,937	1,860	(57)	1,803	(7)
General, administrative and other [6]	159	(18)	141	138	(19)	119	(18)

Total Expenses	2,587	(305)	2,282	2,450	(311)	2,139	(7)

OPERATING INCOME (LOSS)	191	(33)	158	180	(31)	149	6
Gains and other income [7]	2	—	2	1	—	1	100
Interest expense	(41)	9	(32)	(45)	11	(34)	6
Interest income	4	3	7	4	2	6	17
Equity in (losses) earnings [8]	(4)	—	(4)	(11)	5	(6)	33

INCOME (LOSS) BEFORE INCOME TAXES	152	(21)	131	129	(13)	116	13
(Provision) benefit for income taxes	(51)	8	(43)	(46)	4	(42)	(2)

NET INCOME (LOSS)	$101	$(13)	$88	$83	$(9)	$74	19

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share [9]	$0.27	$(0.04)	$0.24	$0.23	$(0.02)	$0.21	14

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share [9]	$0.26	$(0.03)	$0.23	$0.22	$(0.02)	$0.20	15

Basic Shares	367.1	367.1	367.1	359.4	359.4	359.4
Diluted Shares	381.8	381.8	381.8	373.3	373.3	373.3

See page A-6 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

SECOND QUARTER 2011 AND 2010

(in millions, except per share amounts)

	As Reported 12 Weeks Ended June 17, 2011	Timeshare Spin-off Adjustments[10]	As Adjusted 12 Weeks Ended June 17, 2011 **	As Reported 12 Weeks Ended June 18, 2010	Timeshare Spin-off Adjustments[10]	As Adjusted 12 Weeks Ended June 18, 2010 **	Percent Better (Worse) Adjusted 2011 vs. Adjusted 2010
REVENUES
Base management fees	$149	$(14)	$135	$136	$(14)	$122	11
Franchise fees	120	15	135	105	15	120	13
Incentive management fees	50	—	50	46	—	46	9
Owned, leased, corporate housing and other revenue [1]	249	—	249	255	—	255	(2)
Timeshare sales and services [2]	288	(288)	—	289	(289)	—	—
Cost reimbursements [3]	2,116	(80)	2,036	1,940	(57)	1,883	8

Total Revenues	2,972	(367)	2,605	2,771	(345)	2,426	7

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	220	—	220	224	—	224	2
Timeshare - direct	245	(245)	—	239	(239)	—	—
Timeshare strategy - impairment charges [5]	—	—	—	—	—	—	—
Reimbursed costs	2,116	(80)	2,036	1,940	(57)	1,883	(8)
General, administrative and other [6]	159	(19)	140	142	(14)	128	(9)

Total Expenses	2,740	(344)	2,396	2,545	(310)	2,235	(7)

OPERATING INCOME (LOSS)	232	(23)	209	226	(35)	191	9
Gains (losses) and other income [7]	3	(1)	2	3	—	3	(33)
Interest expense	(37)	8	(29)	(44)	11	(33)	12
Interest income	3	2	5	3	3	6	(17)
Equity in (losses) earnings [8]	—	—	—	(4)	3	(1)	100

INCOME (LOSS) BEFORE INCOME TAXES	201	(14)	187	184	(18)	166	13
(Provision) benefit for income taxes	(66)	5	(61)	(65)	8	(57)	(7)

NET INCOME (LOSS)	$135	$(9)	$126	$119	$(10)	$109	16

EARNINGS (LOSSES) PER SHARE - Basic
Earnings (losses) per share [9]	$0.38	$(0.02)	$0.35	$0.33	$(0.03)	$0.30	17

EARNINGS (LOSSES) PER SHARE - Diluted
Earnings (losses) per share [9]	$0.37	$(0.02)	$0.34	$0.31	$(0.03)	$0.29	17

Basic Shares	356.9	356.9	356.9	362.1	362.1	362.1
Diluted Shares	369.4	369.4	369.4	377.4	377.4	377.4

See page A-6 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

THIRD QUARTER 2011 AND 2010

(in millions, except per share amounts)

	As Reported 12 Weeks Ended September 9, 2011	Timeshare Spin-off Adjustments[10]	Other Charges and Certain Tax Items	As Adjusted 12 Weeks Ended September 9, 2011 **	As Reported 12 Weeks Ended September 10, 2010	Timeshare Spin-off Adjustments[10]	As Adjusted 12 Weeks Ended September 10, 2010 **	Percent Better (Worse) Adjusted 2011 vs. Adjusted 2010
REVENUES
Base management fees	$136	$(16)	$—	$120	$123	$(14)	$109	10
Franchise fees	124	15	—	139	109	15	124	12
Incentive management fees	29	—	—	29	21	—	21	38
Owned, leased, corporate housing and other revenue [1]	254	—	—	254	220	—	220	15
Timeshare sales and services [2]	286	(286)	—	—	275	(275)	—	—
Cost reimbursements [3]	2,045	(68)	—	1,977	1,900	(59)	1,841	7

Total Revenues	2,874	(355)	—	2,519	2,648	(333)	2,315	9

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	219	—	—	219	213	—	213	(3)
Timeshare - direct	250	(250)	—	—	219	(219)	—	—
Timeshare strategy - impairment charges [5]	324	(324)	—	—	—	—	—	—
Reimbursed costs	2,045	(68)	—	1,977	1,900	(59)	1,841	(7)
General, administrative and other [6]	180	(27)	(10)	143	149	(18)	131	(9)

Total Expenses	3,018	(669)	(10)	2,339	2,481	(296)	2,185	(7)

OPERATING (LOSS) INCOME	(144)	314	10	180	167	(37)	130	38
(Losses) gains and other income [7]	(16)	1	18	3	3	—	3	—
Interest expense	(39)	7	—	(32)	(41)	10	(31)	(3)
Interest income	2	3	—	5	4	2	6	(17)
Equity in (losses) earnings [8]	(2)	(4)	—	(6)	(5)	2	(3)	(100)

(LOSS) INCOME BEFORE INCOME TAXES	(199)	321	28	150	128	(23)	105	43
Benefit (provision) for income taxes	20	(57)	(11)	(48)	(45)	8	(37)	(30)

NET (LOSS) INCOME	$(179)	$264	$17	$102	$83	$(15)	$68	50

(LOSSES) EARNINGS PER SHARE - Basic
(Losses) earnings per share [9]	$(0.52)	$0.76	$0.05	$0.30	$0.23	$(0.04)	$0.19	58

(LOSSES) EARNINGS PER SHARE - Diluted
(Losses) earnings per share [9]	$(0.52)	$0.76	$0.05	$0.29	$0.22	$(0.04)	$0.18	61

Basic Shares	345.4	345.4	345.4	345.4	363.1	363.1	363.1
Diluted Shares [11]	345.4	345.4	345.4	346.4	378.1	378.1	378.1

See page A-6 for footnote references.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees, branding fees and other revenue.
[2] –	Timeshare sales and services includes total timeshare revenue except for base management fees and cost reimbursements.
[3] –	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4] –

Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.

[5] –	Reflects the following 2011 third quarter impairments: inventory $256 million, land $62 million, and other impairments $6 million, all of which are allocated to the Timeshare segment.
[6] –	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[7] –

Gains (losses) and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.

[8] –	Equity in (losses) earnings includes our equity in earnings or losses of unconsolidated equity method joint ventures.
[9] –	Earnings per share plus adjustment items may not equal earnings per share as adjusted due to rounding.
[10] –	The adjusted consolidated statements of income are presented as if the Timeshare spin-off had occurred on January 2, 2010.
[11] –

Basic and fully diluted weighted average shares outstanding used to calculate earnings per share for the period in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	December 30, 2011	December 31, 2010	vs. December 31, 2010	December 30, 2011	December 31, 2010	vs. December 31, 2010

Domestic Full-Service
Marriott Hotels & Resorts	353	357	(4)	142,881	143,349	(468)
Renaissance Hotels	80	78	2	29,229	28,288	941
Autograph Collection	17	13	4	5,207	3,828	1,379
Domestic Limited-Service
Courtyard	805	795	10	113,413	111,634	1,779
Fairfield Inn & Suites	667	648	19	60,392	58,510	1,882
SpringHill Suites	285	273	12	33,466	31,961	1,505
Residence Inn	597	595	2	72,076	71,571	505
TownePlace Suites	200	192	8	20,048	19,320	728
International
Marriott Hotels & Resorts	202	197	5	62,714	60,670	2,044
Renaissance Hotels	74	68	6	23,737	22,720	1,017
Autograph Collection	5	—	5	548	—	548
Courtyard	108	97	11	21,306	19,435	1,871
Fairfield Inn & Suites	13	10	3	1,568	1,235	333
SpringHill Suites	2	1	1	299	124	175
Residence Inn	20	18	2	2,791	2,559	232
TownePlace Suites	1	1	—	105	105	—
Marriott Executive Apartments	23	23	—	3,700	3,775	(75)
Luxury
The Ritz-Carlton - Domestic	39	39	—	11,587	11,587	—
The Ritz-Carlton - International	39	35	4	11,996	10,457	1,539
Bulgari Hotels & Resorts	2	2	—	117	117	—
Edition	1	1	—	78	353	(275)
The Ritz-Carlton Residential	32	28	4	3,838	3,085	753
The Ritz-Carlton Serviced Apartments	4	3	1	579	458	121
Unconsolidated Joint Ventures
AC Hotels by Marriott	80	—	80	8,371	—	8,371
Autograph Collection	5	—	5	350	—	350
Timeshare [2]	64	71	(7)	12,800	12,963	(163)

Total	3,718	3,545	173	643,196	618,104	25,092

[1]	Total Lodging Products excludes the 2,166 and 2,043 corporate housing rental units as of December 30, 2011 and December 31, 2010, respectively.
[2]	The methodology used to report the number of timeshare properties and rooms/suites changed in Q4 2011 as a result of the Timeshare spin-off.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Four Months Ended December 31, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Caribbean & Latin America	$128.66	10.9%	69.8%	2.1% pts.	$184.44	7.5%
Europe	$131.66	1.3%	73.7%	-1.6% pts.	$178.72	3.5%
Middle East & Africa	$89.50	-8.4%	62.5%	-9.5% pts.	$143.11	5.5%
Asia Pacific	$108.11	11.1%	75.2%	4.0% pts.	$143.78	5.3%
Regional Composite[2]	$120.51	4.2%	72.6%	-0.2% pts.	$166.01	4.5%
International Luxury[3]	$204.50	5.5%	63.7%	-1.7% pts.	$321.28	8.4%
Total International[4]	$130.93	4.5%	71.5%	-0.4% pts.	$183.16	5.0%
Worldwide[5]	$112.21	5.6%	69.0%	1.2% pts.	$162.69	3.7%

Comparable Systemwide International Properties[1]

	Four Months Ended December 31, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Caribbean & Latin America	$107.09	9.4%	66.6%	1.3% pts.	$160.74	7.3%
Europe	$127.56	1.6%	73.5%	-1.2% pts.	$173.65	3.3%
Middle East & Africa	$86.04	-8.5%	61.5%	-9.1% pts.	$139.83	5.1%
Asia Pacific	$117.75	8.4%	75.2%	3.4% pts.	$156.56	3.4%
Regional Composite[2]	$118.25	3.9%	71.9%	-0.1% pts.	$164.44	4.1%
International Luxury[3]	$204.50	5.5%	63.7%	-1.7% pts.	$321.28	8.4%
Total International[4]	$126.88	4.1%	71.1%	-0.3% pts.	$178.49	4.5%
Worldwide[5]	$91.90	5.9%	67.5%	1.6% pts.	$136.12	3.3%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for September through December. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the four calendar months ended December 31, 2011 and December 31, 2010, and the United States statistics for the sixteen weeks ended December 30, 2011 and December 31, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Twelve Months Ended December 31, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Caribbean & Latin America	$133.29	10.6%	72.6%	2.8% pts.	$183.64	6.4%
Europe	$128.21	5.0%	73.2%	0.1% pts.	$175.20	4.8%
Middle East & Africa	$83.11	-9.3%	58.8%	-11.0% pts.	$141.22	7.6%
Asia Pacific	$100.69	14.8%	73.1%	5.6% pts.	$137.80	5.9%
Regional Composite[2]	$116.67	7.0%	71.8%	1.1% pts.	$162.58	5.4%
International Luxury[3]	$199.53	6.2%	63.8%	-0.5% pts.	$312.52	7.0%
Total International[4]	$126.96	6.9%	70.8%	0.9% pts.	$179.38	5.5%
Worldwide[5]	$111.26	6.4%	70.3%	1.5% pts.	$158.15	4.1%

Comparable Systemwide International Properties[1]

	Twelve Months Ended December 31, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Region	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Caribbean & Latin America	$113.14	9.9%	69.3%	2.3% pts.	$163.29	6.2%
Europe	$123.95	5.3%	72.3%	0.5% pts.	$171.34	4.6%
Middle East & Africa	$80.55	-8.5%	58.4%	-9.7% pts.	$137.92	6.7%
Asia Pacific	$106.97	10.3%	72.6%	4.4% pts.	$147.36	3.6%
Regional Composite[2]	$114.03	6.4%	70.8%	1.1% pts.	$161.01	4.7%
International Luxury[3]	$199.53	6.2%	63.8%	-0.5% pts.	$312.52	7.0%
Total International[4]	$122.59	6.3%	70.1%	0.9% pts.	$174.82	4.9%
Worldwide[5]	$92.69	6.4%	69.6%	2.0% pts.	$133.26	3.4%

[1]

We report financial results on a period basis and international statistics on a monthly basis. Statistics are in constant dollars for January through December. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.

[2]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels and Courtyard brands.
[3]	International Luxury includes The Ritz-Carlton properties outside of the United States and Canada and Bulgari Hotels & Resorts.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes international statistics for the twelve calendar months ended December 31, 2011 and December 31, 2010, and the United States statistics for the fifty-two weeks ended December 30, 2011 and December 31, 2010. Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Sixteen Weeks Ended December 30, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Marriott Hotels & Resorts	$116.45	5.0%	68.9%	1.7% pts.	$169.06	2.4%
Renaissance Hotels	$112.91	6.6%	68.5%	3.1% pts.	$164.80	1.7%
Composite North American Full-Service[2]	$115.79	5.3%	68.8%	2.0% pts.	$168.27	2.3%
The Ritz-Carlton[3]	$203.45	9.3%	66.0%	1.1% pts.	$308.44	7.5%
Composite North American Full-Service & Luxury[4]	$126.20	6.0%	68.5%	1.9% pts.	$184.31	3.2%
Residence Inn	$84.60	4.6%	72.3%	0.7% pts.	$117.02	3.6%
Courtyard	$73.08	7.5%	64.8%	2.4% pts.	$112.85	3.5%
TownePlace Suites	$53.59	14.3%	70.4%	5.3% pts.	$76.10	5.6%
SpringHill Suites	$63.60	5.5%	64.7%	1.4% pts.	$98.29	3.2%
Composite North American Limited-Service[5]	$74.53	6.6%	67.2%	1.9% pts.	$110.90	3.6%
Composite - All[6]	$104.52	6.2%	67.9%	1.9% pts.	$153.84	3.2%

Comparable Systemwide North American Properties[1]

	Sixteen Weeks Ended December 30, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Marriott Hotels & Resorts	$100.36	5.0%	65.7%	1.4% pts.	$152.67	2.8%
Renaissance Hotels	$100.60	6.2%	67.2%	2.1% pts.	$149.60	2.8%
Composite North American Full-Service[2]	$100.41	5.2%	66.0%	1.5% pts.	$152.11	2.8%
The Ritz-Carlton[3]	$203.45	9.3%	66.0%	1.1% pts.	$308.44	7.5%
Composite North American Full-Service & Luxury[4]	$107.71	5.8%	66.0%	1.5% pts.	$163.18	3.4%
Residence Inn	$85.20	5.2%	73.9%	1.3% pts.	$115.35	3.3%
Courtyard	$74.39	7.2%	65.4%	2.4% pts.	$113.71	3.3%
Fairfield Inn & Suites	$56.65	9.5%	63.0%	3.1% pts.	$89.91	4.2%
TownePlace Suites	$57.78	8.9%	69.0%	2.5% pts.	$83.80	4.9%
SpringHill Suites	$64.36	7.1%	65.5%	2.7% pts.	$98.20	2.6%
Composite North American Limited-Service[5]	$71.48	7.0%	67.3%	2.3% pts.	$106.21	3.4%
Composite - All[6]	$85.04	6.4%	66.8%	2.0% pts.	$127.29	3.2%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for September through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Fifty-two Weeks Ended December 30, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Marriott Hotels & Resorts	$116.45	4.6%	71.0%	0.8% pts.	$164.08	3.4%
Renaissance Hotels	$112.55	6.7%	69.7%	2.3% pts.	$161.40	3.1%
Composite North American Full-Service[2]	$115.72	5.0%	70.7%	1.1% pts.	$163.59	3.3%
The Ritz-Carlton[3]	$209.11	10.2%	69.2%	2.4% pts.	$302.31	6.3%
Composite North American Full-Service & Luxury[4]	$126.07	5.9%	70.6%	1.3% pts.	$178.65	4.0%
Residence Inn	$88.09	4.0%	75.1%	1.2% pts.	$117.25	2.4%
Courtyard	$74.90	7.7%	67.2%	2.8% pts.	$111.42	3.2%
Fairfield Inn & Suites	$71.04	10.8%	79.0%	0.5% pts.	$89.94	10.1%
TownePlace Suites	$54.32	10.7%	71.9%	4.8% pts.	$75.52	3.3%
SpringHill Suites	$66.69	8.3%	66.9%	2.5% pts.	$99.71	4.2%
Composite North American Limited-Service[5]	$76.86	6.7%	69.7%	2.4% pts.	$110.34	3.0%
Composite - All[6]	$105.28	6.2%	70.2%	1.8% pts.	$150.00	3.5%

Comparable Systemwide North American Properties[1]

	Fifty-two Weeks Ended December 30, 2011 and December 31, 2010
	REVPAR		Occupancy		Average Daily Rate
Brand	2011	vs. 2010	2011	vs. 2010	2011	vs. 2010
Marriott Hotels & Resorts	$102.28	5.0%	68.2%	1.1% pts.	$149.94	3.3%
Renaissance Hotels	$101.24	6.3%	69.0%	1.9% pts.	$146.74	3.3%
Composite North American Full-Service[2]	$102.10	5.2%	68.4%	1.3% pts.	$149.36	3.3%
The Ritz-Carlton[3]	$209.11	10.2%	69.2%	2.4% pts.	$302.31	6.3%
Composite North American Full-Service & Luxury[4]	$109.14	5.8%	68.4%	1.3% pts.	$159.53	3.7%
Residence Inn	$88.47	5.2%	76.7%	1.7% pts.	$115.41	2.9%
Courtyard	$77.03	7.0%	68.1%	2.5% pts.	$113.19	3.0%
Fairfield Inn & Suites	$58.92	9.1%	65.8%	3.1% pts.	$89.57	3.9%
TownePlace Suites	$60.15	9.3%	72.1%	3.7% pts.	$83.46	3.7%
SpringHill Suites	$67.98	8.2%	68.5%	3.6% pts.	$99.21	2.5%
Composite North American Limited-Service[5]	$74.29	7.0%	70.1%	2.6% pts.	$106.02	3.0%
Composite - All[6]	$87.28	6.5%	69.5%	2.2% pts.	$125.67	3.2%

[1]	Statistics include only properties located in the United States.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels brands.
[3]	Statistics for The Ritz-Carlton are for January through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FOURTH QUARTER 2011 AND 2010

($ in millions)

	As Reported 16 Weeks Ended December 30, 2011	Timeshare Spin-off Adjustments 16 Weeks Ended December 30, 2011		As Adjusted 16 Weeks Ended December 30, 2011 **
Net Income	$141	$18		$159
Interest expense	47	(5)		42
Tax provision (benefit)	61	(4)		57
Depreciation and amortization	52	(5)		47
Less: Depreciation reimbursed by third-party owners	(4)	—		(4)
Interest expense from unconsolidated joint ventures	5	—		5
Depreciation and amortization from unconsolidated joint ventures	10	—		10

EBITDA **	$312	$4		$316

Increase over 2010 Adjusted EBITDA				12%

	As Reported 16 Weeks Ended December 31, 2010	Timeshare Spin-off Adjustments 16 Weeks Ended December 31, 2010	Other Charges 16 Weeks Ended December 31, 2010	As Adjusted 16 Weeks Ended December 31, 2010 **
Net Income (loss)	$173	$(13)	$(25)	$135
Interest expense	50	(11)	—	39
Tax (benefit) provision	(63)	(9)	123	51
Depreciation and amortization	57	(11)	—	46
Less: Depreciation reimbursed by third-party owners	(3)	—	—	(3)
Interest expense from unconsolidated joint ventures	3	3	—	6
Depreciation and amortization from unconsolidated joint ventures	8	—	—	8

EBITDA **	$225	$(41)	$98	$282

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FULL YEAR 2011 AND 2010

($ in millions)

	As Reported 52 Weeks Ended December 30, 2011	Timeshare Spin-off Adjustments 52 Weeks Ended December 30, 2011	Other Charges 52 Weeks Ended December 30, 2011	As Adjusted 52 Weeks Ended December 30, 2011 **
Net Income	$198	$260	$17	$475
Interest expense	164	(29)	—	135
Tax provision	158	40	11	209
Depreciation and amortization	168	(28)	—	140
Less: Depreciation reimbursed by third-party owners	(15)	—	—	(15)
Interest expense from unconsolidated joint ventures	18	—	—	18
Depreciation and amortization from unconsolidated joint ventures	30	—	—	30

EBITDA **	$721	$243	$28	$992

Increase over 2010 Adjusted EBITDA				12%

	As Reported 52 Weeks Ended December 31, 2010	Timeshare Spin-off Adjustments 52 Weeks Ended December 31, 2010	Other Charges 52 Weeks Ended December 31, 2010	As Adjusted 52 Weeks Ended December 31, 2010 **
Net Income (loss)	$458	$(47)	$(25)	$386
Interest expense	180	(43)	—	137
Tax provision (benefit)	93	(29)	123	187
Depreciation and amortization	178	(35)	—	143
Less: Depreciation reimbursed by third-party owners	(11)	—	—	(11)
Interest expense from unconsolidated joint ventures	19	(3)	—	16
Depreciation and amortization from unconsolidated joint ventures	27	—	—	27

EBITDA **	$944	$(157)	$98	$885

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FIRST QUARTER 2011 AND 2010

($ in millions)

	As Reported 12 Weeks Ended March 25, 2011	Timeshare Spin-off Adjustments 12 Weeks Ended March 25, 2011	As Adjusted 12 Weeks Ended March 25, 2011 **
Net Income (loss)	$101	$(13)	$88
Interest expense	41	(9)	32
Tax provision (benefit)	51	(8)	43
Depreciation and amortization	35	(7)	28
Less: Depreciation reimbursed by third-party owners	(4)	—	(4)
Interest expense from unconsolidated joint ventures	4	—	4
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	$234	$(37)	$197

Increase over 2010 EBITDA			5%

	As Reported 12 Weeks Ended March 26, 2010	Timeshare Spin-off Adjustments 12 Weeks Ended March 26, 2010	As Adjusted 12 Weeks Ended March 26, 2010 **
Net Income (loss)	$83	$(9)	$74
Interest expense	45	(11)	34
Tax provision (benefit)	46	(4)	42
Depreciation and amortization	39	(8)	31
Less: Depreciation reimbursed by third-party owners	(3)	—	(3)
Interest expense from unconsolidated joint ventures	5	(2)	3
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	$221	$(34)	$187

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

SECOND QUARTER 2011 AND 2010

($ in millions)

	As Reported 12 Weeks Ended June 17, 2011	Timeshare Spin-off Adjustments 12 Weeks Ended June 17, 2011	As Adjusted 12 Weeks Ended June 17, 2011 **
Net Income (loss)	$135	$(9)	$126
Interest expense	37	(8)	29
Tax provision (benefit)	66	(5)	61
Depreciation and amortization	41	(9)	32
Less: Depreciation reimbursed by third-party owners	(3)	—	(3)
Interest expense from unconsolidated joint ventures	4	—	4
Depreciation and amortization from unconsolidated joint ventures	7	—	7

EBITDA **	$287	$(31)	$256

Increase over 2010 EBITDA			7%

	As Reported 12 Weeks Ended June 18, 2010	Timeshare Spin-off Adjustments 12 Weeks Ended June 18, 2010	As Adjusted 12 Weeks Ended June 18, 2010 **
Net Income (loss)	$119	$(10)	$109
Interest expense	44	(11)	33
Tax provision (benefit)	65	(8)	57
Depreciation and amortization	42	(8)	34
Less: Depreciation reimbursed by third-party owners	(3)	—	(3)
Interest expense from unconsolidated joint ventures	5	(2)	3
Depreciation and amortization from unconsolidated joint ventures	6	—	6

EBITDA **	$278	$(39)	$239

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

THIRD QUARTER 2011 AND 2010

($ in millions)

	As Reported 12 Weeks Ended September 9, 2011	Timeshare Spin-off Adjustments 12 Weeks Ended September 9, 2011	Other Charges 12 Weeks Ended September 9, 2011	As Adjusted 12 Weeks Ended September 9, 2011 **
Net (Loss) income	$(179)	$264	$17	$102
Interest expense	39	(7)	—	32
Tax (benefit) provision	(20)	57	11	48
Depreciation and amortization	40	(7)	—	33
Less: Depreciation reimbursed by third-party owners	(4)	—	—	(4)
Interest expense from unconsolidated joint ventures	5	—	—	5
Depreciation and amortization from unconsolidated joint ventures	7	—	—	7

EBITDA **	$(112)	$307	$28	$223

Increase over 2010 EBITDA				26%

	As Reported 12 Weeks Ended September 10, 2010	Timeshare Spin-off Adjustments 12 Weeks Ended September 10, 2010		As Adjusted 12 Weeks Ended September 10, 2010 **
Net Income (loss)	$83	$(15)		$68
Interest expense	41	(10)		31
Tax provision (benefit)	45	(8)		37
Depreciation and amortization	40	(8)		32
Less: Depreciation reimbursed by third-party owners	(2)	—		(2)
Interest expense from unconsolidated joint ventures	6	(2)		4
Depreciation and amortization from unconsolidated joint ventures	7	—		7

EBITDA **	$220	$(43)		$177

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

FORECASTED 2012

($ in millions)

	Range		As Adjusted 52 Weeks Ended December 30, 2011 **
	Estimated EBITDA Full Year 2012
Net Income	$516	$556	$475
Interest expense	135	135	135
Tax provision	254	274	209
Depreciation and amortization	145	145	140
Less: Depreciation reimbursed by third-party owners	(15)	(15)	(15)
Interest expense from unconsolidated joint ventures	20	20	18
Depreciation and amortization from unconsolidated joint ventures	35	35	30

EBITDA **	$1,090	$1,150	$992

Increase over 2011 Adjusted EBITDA	10%	16%

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FOURTH QUARTER 2011 GUIDANCE (PREVIOUSLY PROVIDED ON OCTOBER 5, 2011)

ADJUSTED FOR THE TIMESHARE SPIN-OFF

($ in millions except per share amounts)

	Range
	Estimated 4th Quarter 2011 **, 1
Guided Timeshare segment results (as of October 5, 2011)	$(45)	$(50)
Spin-off adjustments	19	19

	(26)	(31)
Benefit for income taxes	9	10

After-tax guided Timeshare segment results (as of October 5, 2011) and spin-off adjustments	$(17)	$(21)

Diluted EPS Guidance (as of October 5, 2011)	$0.45	$0.50
Diluted EPS impact of guided Timeshare segment results (as of October 5, 2011) and spin-off adjustments	(0.05)	(0.06)

Adjusted diluted EPS guidance**	$0.40	$0.44

Diluted Shares	345.5	345.5

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	The fourth quarter 2011 guidance (previously provided on October 5, 2011) adjusted for the impact of the Timeshare spin-off is presented as if the Timeshare spin-off had occurred on January 2, 2010.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED PRETAX MARGIN EXCLUDING ADJUSTED REIMBURSED COSTS

FOURTH QUARTER 2011 AND 2010

($ in millions)

	Fourth Quarter 2011	Fourth Quarter 2010
Income before income taxes as reported	$202	$110
Other charges and Timeshare spin-off adjustments	14	76

Income before income taxes, as adjusted **	$216	$186

Total revenues as reported	$3,693	$3,642
Other charges and Timeshare spin-off adjustments	(292)	(448)

Total revenues, as adjusted **	3,401	3,194
Less: adjusted cost reimbursements **	(2,625)	(2,461)

Total revenues as adjusted and excluding cost reimbursements **	$776	$733

Adjusted pretax margin, excluding cost reimbursements **	27.8%	25.4%

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2007 EPS EXCLUDING THE TIMESHARE SEGMENT,

INCLUDING ESTIMATED TIMESHARE LICENSE FEES,

AND EXCLUDING THE ESOP CHARGE

($ in millions except per share amounts)

Full Year 2007
Impact of removal of Timeshare segment results as reported	$(306)
License fees	78
Other corporate allocations	(13)

(241)
Benefit for income taxes	93

INCOME IMPACT OF TIMESHARE SPIN-OFF ADJUSTMENTS	$(148)

DILUTED EPS FROM CONTINUING OPERATIONS AS REPORTED	$1.73
Diluted EPS ESOP Charge Impact	0.14

DILUTED EPS FROM CONTINUING OPERATIONS EXCLUDING ESOP IMPACT**	1.87
Diluted EPS Impact of income impact of Timeshare spin-off adjustments	(0.37)

DILUTED EPS FROM CONTINUING OPERATIONS AS ADJUSTED**	$1.50

Diluted Shares	401.4

**	Denotes non-GAAP financial measures. Please see pages A-21 and A-22 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures that Reflect the Timeshare Spin-off as if it had Occurred on the First Day of 2011, 2010, or 2007, as applicable (“Timeshare Spin-off Adjustments”). On November 21, 2011 we completed a spin-off of our timeshare operations and timeshare development business through a special tax-free dividend to our shareholders of all of the issued and outstanding common stock of our wholly owned subsidiary Marriott Vacations Worldwide Corporation (“MVW”).

As of the spin-off date, Marriott no longer beneficially owns any shares of MVW common stock and does not for periods after the spin-off date consolidate MVW’s financial results as part of Marriott’s financial reporting. However, because of Marriott’s significant continuing involvement in MVW future operations (by virtue of the license and other agreements between Marriott and MVW), we continue to include our former Timeshare segment’s historical financial results for periods before the spin-off date in our historical financial results as a component of continuing operations. Under the license agreements we receive license fees consisting of a fixed annual fee of $50 million (subject to a periodic inflation adjustment), plus two percent of the gross sales price paid to MVW for initial developer sales of interests in vacation ownership units and residential real estate units and one percent of the gross sales price paid to MVW for resales of interests in vacation ownership units and residential real estate units, in each case that are identified with or use the Marriott or Ritz-Carlton marks.

In order to perform year-over-year comparisons on a comparable basis, management evaluates non-GAAP measures that, for periods prior to the spin-off date and for guidance that was provided on October 5, 2011 for the 2011 fourth quarter, assume the spin-off had occurred on the first day of 2011, 2010, or 2007, as applicable. The Timeshare Spin-off Adjustments remove the results of our former Timeshare segment, assume payment by MVW of estimated license fees of $60 million for 2011, $64 million for 2010, and $78 million for 2007 and remove the unallocated spin-off transaction costs of $34 million we incurred for full year 2011. We have also included certain corporate items not previously allocated to our former Timeshare segment in the Timeshare Spin-off Adjustments.

We provide adjusted measures that reflect Timeshare Spin-off Adjustments for illustrative and informational purposes only. These adjusted measures are not necessarily indicative of, and do not purport to represent, what our operating results would have been had the spin-off actually occurred on the first day of 2011, 2010, or 2007, as applicable. This information also does not reflect certain financial and operating benefits we expect to realize as a result of the spin-off. For additional information on the nature of the Timeshare Spin-off Adjustments, see the Form 8-K we filed with the Securities and Exchange Commission on November 21, 2011 upon completion of the spin-off.

Adjusted Measures That Exclude Other Charges and Certain Tax items. Management evaluates non-GAAP measures that exclude certain 2011 charges, certain 2010 charges and tax items, and certain 2007 charges because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before the impact of material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

2011 Other Charges. We recorded charges of $28 million in the 2011 third quarter, which included an $18 million other-than-temporary impairment of an investment in marketable securities (not allocated to any of our segments), and a $10 million charge related to the impairment of deferred contract acquisition costs and an accounts receivable reserve, both of which were associated with a Luxury segment property whose owner filed for bankruptcy.

2010 Other Charges and Certain Tax Items. We recorded pre-tax charges of $98 million in the 2010 fourth quarter in the “General, administrative and other” caption of our Income Statements. The charges included an $84 million impairment charge associated with a portion of the development costs of an internally developed software asset, which we elected to absorb rather than recovering from owners, and a $14 million impairment charge associated with the anticipated disposition of a land parcel. The $14 million charge impacted our North American Limited-Service segment and the $84 million charge was not allocated to any of our segments.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES (cont.)

Certain tax items reflect the tax impact of the $98 million in pre-tax charges described in the preceding paragraph as well as an $85 million decrease in tax expense we recorded in the 2010 fourth quarter for a settlement with the Appeals Division of the IRS that resolved all issues that arose in the audit of tax years 2005 through 2008. This settlement was due to the release of previously established tax liabilities for the treatment of funds received from certain non-U.S. subsidiaries. We do not allocate taxes to segments.

2007 Employee Stock Ownership (“ESOP”) Settlement. We recorded an after-tax charge of $54 million in the second quarter of 2007 related to the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the ESOP feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust. The charge reflected $35 million of excise taxes (impacting general, administrative, and other expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) is a financial measure that is not prescribed or authorized by United States generally accepted accounting principles (“GAAP”), reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also evaluate Adjusted EBITDA, another non-GAAP financial measure, as an indicator of operating performance. Our Adjusted EBITDA reflects the following items, each of which we describe more fully above: (1) Timeshare Spin-off Adjustments; (2) an adjustment for $28 million of other charges for 2011; and (3) an adjustment for $98 million of other charges for 2010. We use Adjusted EBITDA to make period-over-period comparisons of our ongoing core operations before material charges and to facilitate comparing results from our ongoing operations before material charges with those of other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures.

Adjusted Pretax Margin Excluding Adjusted Cost Reimbursements. Cost reimbursements revenue represents reimbursements of costs incurred on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer. As we record cost reimbursements based upon costs incurred with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. We consider total revenues as adjusted for Timeshare Spin-off Adjustments and income before income taxes as adjusted for Timeshare Spin-off Adjustments and Other Charges to be meaningful metrics for the reasons noted above. In calculating adjusted pretax margin we consider total revenues as adjusted to further exclude cost reimbursements and therefore, adjusted pretax margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and pretax margin that impacts operating income and net income.